FOR RELEASE December 28, 2010

Contact:                 ICR, LLC
Ashley M. Ammon
(646) 277-1227

Chindex and Fosun Pharma Form Joint Venture

Joint Venture to Operate Combined Medical Device Businesses

Bethesda, Maryland – December 28, 2010 - Chindex International, Inc. (“Chindex”) (NASDAQ: CHDX), a leading independent American provider of Western healthcare products and services in the People’s Republic of China, and Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”), a leading manufacturer and distributor of western and Chinese medicine and devices in China, today announced the formation of the previously-proposed joint venture to independently operate certain combined medical device businesses, including Chindex’s Medical Products division.  The formation of the joint venture represents a basis of the strategic alliance between the two companies, which aims to capitalize on the long-term opportunity presented by medical product sectors in China.

The joint venture entity, Chindex Medical Limited (the “Joint Venture”), a Hong Kong entity, will focus on marketing, distributing, selling and servicing medical devices in China, including in Hong Kong, as well as activities in R&D and manufacturing of medical devices for the Chinese and export markets. The Joint Venture is owned 51% by Fosun Pharma and 49% by Chindex.

As formed today, the Joint Venture owns the Chindex-contributed businesses (principally the Medical Products division) and is entitled to a pending and obligatory final investiture of the Fosun Pharma-contributed businesses. The Fosun Pharma-contributed businesses have been segregated and, until such investiture, will be operated and managed by the Joint Venture under an entrustment arrangement.  Such investiture will be finished once all requisite governmental and other approvals and other closing conditions have been satisfied.

Fosun Pharma, upon such final investiture of the Joint Venture, will be entitled to purchase an additional 1,057,425 shares of Chindex common stock at a purchase price of $15.00 per share in cash, as previously disclosed.

Roberta Lipson, President and CEO of Chindex said, “We had explored various strategic options for our Medical Products division and believe that the Joint Venture with Fosun Pharma represents a superlative opportunity with a formidable partner and great upside potential.  Following our mutual cooperation during the course of this year, we are delighted to see the Joint Venture launch as we enter the New Year.  We believe that this integration of complementary businesses offers synergies, economies of scale and presence in China not available to either of the combined businesses on a stand-alone basis.”

As the successor to Chindex’s Medical Products division, the Joint Venture will market, sell and service medical products manufactured by various major multinational companies, including Siemens AG, Hologic, Candela, Cutera and Intuitive Surgical, for which the Joint Venture will be the distribution partner for the sale and servicing of color ultrasound systems, mammography, aesthetic lasers and surgical robotic systems, respectively. It also will arrange financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank.  Upon investiture, Fosun Pharma will contribute its medical device business, excluding clinical diagnostic products and including dental products and consumables, surgical consumables including sutures and needles, and disposable transfusion supplies.

Chindex references its Current Report on Form 8-K filed today with the Securities and Exchange Commission that contains additional information regarding the Joint Venture and related agreements, terms and conditions.

Financial Impact of the Transaction
Chindex no longer will consolidate the operations of its Medical Products division in its financial statements.  Going forward, Chindex will report its 49% investment in the Joint Venture via the equity method, and will recognize income or loss from the Joint Venture as it is incurred.

About Chindex International, Inc.

Chindex is an American health care company that provides health care services and, now exclusively through the Joint Venture, supplies medical capital equipment and products to the Chinese marketplace, including Hong Kong. Health care services are provided through the operations of its United Family Healthcare division, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company’s hospital network currently operates in Beijing, Shanghai and Guangzhou. With twenty-eight years of experience, approximately 1,300 employees, and operations in China, Hong Kong, the United States and Germany, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare services to Greater China’s professional communities. Further company information may be found at the Company’s website at http://www.chindex.com.

About Shanghai Fosun Pharmaceutical (Group) Co., Ltd.

Shanghai Fosun Pharmaceutical (Group) Co., Ltd (SHA:600196), is engaged in research and development, manufacturing and distribution of Western chemical medicines, traditional Chinese medicines and active pharmaceutical ingredients as the core business, and taking the leading market role in medical diagnosis, medical services and devices.  Its products have leading market positions in the treatment of liver related diseases, diabetes, gynecology and clinical diagnosis in China. Fosun Pharma’s holding subsidiary Guilin Pharma is also a leading company in anti-malaria medicine in the global market for which it is China’s only WHO direct supplier.   Sinopharm Group Co., Ltd., invested by Fosun Pharma, has been one of the largest wholesale and retail distribution networks for pharmaceutical products in China. Sinopharm Group listed on the Hong Kong Stock Exchange in 2009, which ranks first and third in China and the world, respectively, in the pharmaceutical distribution field. Fosun Pharma’s principal executive office is located in Shanghai, China. For more information, please visit    http://www.fosunpharma.com.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In addition, we or our representatives have made or continue to make forward-looking statements, orally or in writing, in other contexts.  These forward-looking statements generally can be identified by the use of terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “believe” or “continue” and similar expressions, or as other statements that do not relate solely to historical facts. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict or quantify.  Management believes these statements to be reasonable when made. However, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such forward-looking statements involve known and unknown risks, including, but not limited to, those identified in “Risk Factors” in the Company’s filings with the SEC, to which we refer you. These risks also include without limitation that there can be no assurance that the Company will fully consummate the transactions described above on the projected timetable or at all nor that specific terms thereof will be enforceable, including without limitation as relate to the entrustment arrangement, and that final completion and investiture of the Joint Venture will depend on the receipt of requisite government approvals and other conditions precedent, as to which there can be no assurances.